Exhibit 2.7

                          SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (as amended, restated, modified or otherwise supplemented, the "Agreement"), dated as of February 25, 1998, is made and entered into by and among WLR FOODS, INC., CASSCO ICE & COLD STORAGE, INC., WAMPLER FOODS, INC., WAMPLER SUPPLY COMPANY, INC. AND VALLEY RAIL SERVICE, INC. (collectively, the "Grantors;" individually, a "Grantor"), and FIRST UNION NATIONAL BANK, successor to First Union National Bank of Virginia, a national banking association, as Collateral Agent (the "Collateral Agent"), for the ratable benefit of itself and the financial institutions (collectively, the "Secured Parties") as are, or may from time to time become, parties to one or more of the Credit Agreements and the Intercreditor Agreement (as defined below).

                         BACKGROUND STATEMENT

     A. Pursuant to the terms of the Revolving Credit Agreement and the Term Loan Agreement each dated as of February 25, 1998 (as amended, restated, modified or otherwise supplemented, the "Bank Credit Agreements"), by and among the Grantors, the Bank Lenders, and and the Collateral Agent, the Bank Lenders have agreed to extend and/or restructure certain loans to the Grantors as more particularly described therein.

     B. Pursuant to the terms of a Note Purchase Agreement dated as of February 25, 1998 (as amended, restated, modified or otherwise supplemented, the "Note Agreement," and, together with the Bank Credit Agreements, the "Credit Agreements") by and among WLR, as borrower, and the remaining Grantors, as guarantors, the Note Lenders (as defined in the Intercreditor Agreement) have agreed to extend and/or restructure certain credit accommodations to the Grantors as more particularly described therein.

     C. As of the date hereof, the Secured Parties and the Grantors have entered into that certain Collateral Agency and Intercreditor Agreement (the "Intercreditor Agreement") to, among other things, set forth the relative rights of the Secured Parties with respect to the Collateral.

     D. The Grantors comprise one integrated financial enterprise, and any loans made to any of them individually will inure, directly or indirectly, to the benefit of all of them.

     E. To induce the Secured Parties and the Collateral Agent to provide and to continue to provide financial accommodations under the Credit Agreements, and as a condition to the making of future loans thereunder, the Secured Parties require that the Grantors each grant a continuing security interest in and to the "Collateral" (as
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hereinafter defined) to secure the "Secured Obligations" (as hereinafter defined).
     NOW, THEREFORE, in consideration of the foregoing Background Statement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. Terms defined in the Intercreditor Agreement or the Credit Agreements and not otherwise defined herein, when used in this Agreement including its preamble and recitals, shall have the respective meanings provided for in the Intercreditor Agreement or if not defined in the Intercreditor Agreement, the Credit Agreements. The following additional terms, when used in this Agreement, shall have the following meanings:

     "Account Debtor" means any Person who is or may become obligated to any Grantor under, with respect to, or on account of, an Account.

     "Accounts" means all "accounts" (as defined in the UCC) now or hereafter owned or acquired by any Grantor or in which any Grantor now or hereafter has or acquires any right or interest, and, in any event, shall also include, without limitation, all accounts receivable, contract rights, notes, drafts and other obligations or indebtedness owing to any Grantor arising from the sale or lease of goods or other property by it or the performance of services by it, or to be performed, and all of any Grantor's rights to any goods, services or other property represented by any of the foregoing and all monies due to or to become due to any Grantor under all contracts for the sale, lease, consignment or exchange of goods or other property or the performance of services by it (whether or not yet earned by performance on the part of such Grantor), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of such contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "Affiliate" means any direct and indirect affiliates and subsidiaries of the Collateral Agent or any of the Secured Parties.

     "Approved Contract Growers" shall have the meaning ascribed in the Credit Agreements.

     "Collateral" means the collective reference to:

          (a)  Accounts;

          (b)  Inventory;
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          (c)  Documents;

          (d)  Equipment;

          (e)  Farm Products;

          (f)  Fixtures;

          (g)  Instruments;

          (h)  Intellectual Property;

          (i)  General Intangibles;

          (j)  Vehicles;

          (k)  Rights Against Growers;

          (l) Monies and property of any kind of any Grantor in the possession or under the control of the Collateral Agent or any Secured Party;

          (m) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of any Grantor pertaining to any of the Collateral;

          (n)  Investment Property;

          (o) All other goods and personal property of any Grantor, whether tangible or intangible; and

          (p) All products and Proceeds of all or any of the Collateral described in clauses (a) through (o) hereof.

     "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods or services, now or hereafter owned or acquired by any Grantor or in which any Grantor now or hereafter has or acquires any right or interest.

     "Equipment" means all "equipment" (as defined in the UCC) of any Grantor, wherever located, and all other machinery, equipment and goods (other than Inventory) of any Grantor used or bought for use primarily in the business of such Grantor, including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, in all such cases whether now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any right or interest.
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     "Event of Default" shall have the meaning set forth in the
Intercreditor Agreement.

     "Farm Products" shall mean all crops or seed of any Grantor now or hereafter growing or grown and all other personal property of any Grantor used or for use in farming or related business operations including, without limitation, native grass, grain, fertilizer, hay, silage, livestock (including, without limitation, any and all turkeys, chickens, and other poultry or farm animals as well as the offspring of the same), and supplies now or hereafter owned by any Grantor or now or hereafter purchased by or for the benefit of any Grantor. Farm Products shall also include, but shall not be limited to, all now owned or hereafter acquired feed additives, feed supplements, veterinary supplies, and related products of any Grantor whether purchased by or for the benefit of such Grantor, and any other "farm products" as defined in the UCC.

     "Financing Statements" means the Uniform Commercial Code Form UCC-1 Financing Statements executed by each Grantor with respect to the Collateral and to be filed in the jurisdictions set forth in the Perfection Certificate or otherwise in the discretion of the Collateral Agent.

     "Fixtures" means all "fixtures" (as defined in the UCC) of any Grantor, whether now owned or hereafter acquired, or in which any Grantor now has or hereafter acquires any right or interest.

     "General Intangibles" means all "general intangibles" (as defined in the UCC) now or hereafter owned or acquired by any Grantor or in which any Grantor now or hereafter has or acquires any right or interest, and, in any event, shall mean and include, without limitation, all rights to indemnification, and all rights, title and interest which any Grantor may now or hereafter have in or under all contracts (excluding contracts described in the definition of Accounts), agreements, permits, licenses (which contracts, agreements, permits and licenses may be pledged pursuant to the terms thereof and Applicable Law), causes of action, franchises, tax refund claims, insurance policies, customer lists, Intellectual Property, license royalties, goodwill trade secrets, data bases, business records and all other intangible property of every kind and nature.

     "Instruments" means all "instruments," "chattel paper," or "letters of credit" (each as defined in the UCC), including, without limitation, instruments, chattel paper and letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now or hereafter owned or
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acquired by any Grantor or in which any Grantor now or hereafter has or acquires any right or interest.

     "Intellectual Property" means, collectively, (a) all systems software and applications software, including, but not limited to, screen displays and formats, program structures, sequence and organization, all documentation for such software, including, but not limited to, user manuals, flowcharts, programmer's notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) trademark applications, trademarks (whether registered, unregistered or for which any application to register has been filed), service mark applications, service marks (whether registered, unregistered or for which any application to register has been filed) and trade names, including, without limitation, all renewals thereof and all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights owned by any Grantor corresponding thereto throughout the world (all of the foregoing are collectively called the "Marks"), together with the goodwill of the business symbolized by each of the Marks and the registrations (if any) thereof and (e) all licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of any Grantor necessary for the conduct of its business.

     "Inventory" means all "inventory" (as defined in the UCC) now or hereafter owned or acquired by any Grantor or in which any Grantor now or hereafter has or acquires any right or interest, wherever located and, in any event, shall mean and include, without limitation, all raw materials, inventory and other materials and supplies, work-in-process, finished goods, all accessions thereto, documents therefor and any products made or processed therefrom, all substances, if any, commingled therewith or added thereto (including, without limitation, any of the foregoing in which the Grantor has an interest as a consignor).

     "Investment Property" means all "Investment Property" (as defined in the UCC) now or hereafter owned or acquired by any Grantor or in which any Grantor now or hereafter has or acquires any right or
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interest, wherever located and, in any event, shall mean and include, any and all of the following:


          (a)  securities, whether certificated or uncertificated;

          (b)  security entitlements;

          (c)  securities accounts;

          (d)  commodity contracts; and

          (e)  commodity accounts.

     "Perfection Certificate" means a certificate dated as of even date herewith and attached hereto as Exhibit "A", setting forth the corporate names, chief executive office or principal place of business in each state and other current locations of Collateral of each Grantor and such other information as the Collateral Agent deems pertinent to the perfection of security interests, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly certified by the chief executive or chief financial officer of each Grantor so authorized to act.

     "Permitted Liens" shall have the meaning ascribed in the Credit
Agreements.

     "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, including, without limitation, all claims of any Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral and all Collateral acquired with the cash proceeds of any other Collateral.

     "Rights Against Growers" means all claims and rights of the Grantor, whether now existing or hereafter arising, under any contract or agreement with any other person, firm, corporation or other entity providing for the care and maintenance of any live poultry (including chickens and/or turkeys), other livestock and eggs now or at any time hereafter owned by the Grantor, and all claims or rights now existing or hereafter arising, against other persons, firms, corporations or other entities in connection with the care, custody and maintenance of any live poultry (including chickens and/or turkeys), other livestock
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and eggs now owned or hereafter acquired by the Grantor, whether such rights and claims are based upon contract, tort or otherwise.

     "Schedule of Inventory" means a schedule of Inventory based upon each Grantor's most recent physical inventory and its perpetual inventory records, showing each Grantor's cost of all such Inventory with a monthly reconciliation to the general ledger inventory account of each Grantor, as may be requested by the Collateral Agent pursuant to Section 4(c)(i) hereof.

     "Schedule of Vehicles" means a schedule of Vehicles as may be requested by the Collateral Agent pursuant to Section 4(e) hereof.

     "Secured Obligations" means the "Secured Obligations" as defined under the Intercreditor Agreement and any renewals or extensions of any of the Secured Obligations.

     "Security Interests" means the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

     "Transaction Documents" shall have the meaning set forth in the Intercreditor Agreement.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York. "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment of any Grantor and other vehicles covered by a certificate of title law of any state, and all tires, accessions, additions, attachments, substitutions, replacements and other appurtenances to any of the foregoing.

     SECTION 2.  The Security Interests.

     (a) To secure the payment and performance of all of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Secured Parties, a continuing security interest in and to all of such Grantor's estate, right, title and interest in and to all Collateral whether now or hereafter owned or acquired by such Grantor or in which such Grantor
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now has or hereafter has or acquires any rights, and wherever located, and in all cases, to the extent that the grant of a security interest therein is permitted pursuant to Applicable Law.

     (b) The Security Interests are granted as security only and shall not subject the Collateral Agent or any Secured Party to, or transfer to the Collateral Agent or any Secured Party, or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

     SECTION 3. Representations and Warranties. Each Grantor represents and warrants as follows:

     (a) Such Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Security Interests in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Security Interests in the Collateral pursuant to, this Agreement.

     (b) This Agreement constitutes a legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     (c) The execution, delivery and performance of this Agreement will not violate any provision of any Applicable Law or Material Contract of such Grantor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Grantor pursuant to any Applicable Law or Material Contract of such Grantor, except as contemplated hereby.

     (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Grantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for the filing of Financing Statements and, except to the extent applicable to any Collateral, filings with the United States Copyright Office or the United States Patent and Trademark Office, filings with state transportation authorities with respect to liens on Vehicles, and any filing or action in compliance with the Federal Assignment of Claims Act.

     (e) Except as otherwise disclosed in or permitted under the Credit Agreements, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the
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knowledge of such Grantor after due inquiry, threatened by or against such Grantor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

     (f) Except for Permitted Liens, such Grantor has good and marketable title to all of its respective Collateral, free and clear of any Liens other than in favor of the Collateral Agent and the Secured Parties as conveyed herein.

     (g) Such Grantor has not performed or failed to perform any acts that would prevent or hinder the Collateral Agent from enforcing any of the terms of this Agreement. Other than financing statements or other similar or equivalent documents or instruments with respect to Liens in favor of the Collateral Agent or the Secured Parties as provided herein, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral of such Grantor is on file or of record in any jurisdiction except as disclosed on the schedule of liens attached hereto as Schedule 3(g). No Collateral of such Grantor is in the possession of any Person (other than such Grantor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of the Collateral as contemplated hereby and a bailee may have possession of the Collateral as contemplated by, and so long as, the Grantor has complied with Section 4(a)(iv) and 4(a)(v) hereof.

     (h)  All of the information set forth in the Perfection
Certificate with respect to such Grantor is true and correct as of the date hereof.

     (i) Such Grantor has, contemporaneously herewith, delivered to the Collateral Agent possession of all originals of all negotiable instruments, documents and chattel paper constituting Collateral with an aggregate face amount in excess of $2,000,000, on an individual basis currently owned or held by such Grantor, if any (duly endorsed in blank, if requested by the Collateral Agent).

     (j) With respect to any Inventory of such Grantor: (i) except for ice merchandisers owned by Cassco located in the states listed on schedule 3(j) attached hereto, all Inventory is, and shall be at all times, located at places of business listed in the Perfection Certificate or as to which such Grantor has complied with the provisions of Section 4(a)(i) hereof, except Inventory in transit from one such location to another such location; (ii) except for Permitted Liens, no Inventory is, nor shall at any time or times be, subject to any Lien whatsoever other than in favor of the Collateral Agent and
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the Secured Parties as conveyed herein; (iii) except to the extent live inventory may be held with one or more Approved Contract Growers, no Inventory in aggregate value exceeding $100,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a bailee, warehouseman, carrier or similar party (other than a carrier delivering Inventory to a purchaser in the ordinary course of such Grantor's business) unless the Collateral Agent shall have received prior written notice of such storage and such Grantor has complied with the provisions of Section 4(a)(iv) hereof; (iv) no Inventory is, nor shall at any time or times be, in transit for more than 90 days;
(v) all Inventory (except for Inventory otherwise described in subsection (iii) above) shall at any time or times be delivered to a location owned or leased by any Grantors as set forth in the Perfection Certificate where the Collateral Agent has previously filed Financing Statements against such Grantor; and (vi) no Inventory in aggregate value exceeding $100,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a consignee unless the Collateral Agent shall have received prior written notice of such consignment and such Grantor has complied with the provisions of
Section 4(a)(v) hereof.

     (k) The Financing Statements executed by such Grantor are in appropriate form and when filed in the appropriate filing offices, the Security Interests will constitute valid and perfected security interests in the Collateral of such Grantor, prior to all other Liens (except for Permitted Liens) and rights of others therein (to the extent that a security interest therein may be perfected by filing pursuant to the UCC) and all filings and other actions necessary or desirable to perfect and protect such Security Interests have been duly taken.

     (l)  The Inventory, Fixtures, Equipment and Vehicles of such
Grantor are insured in accordance with the requirements of Section 4(a)(vi) hereof and of the Bank Credit Agreements.

     (m)  Wampler Foods, Inc. is the only Grantor which owns Farm
Products.

     SECTION 4.  Further Assurances; Covenants.

     (a)  General.

          (i) Each Grantor agrees not to change the location of its chief executive office or principal place of business in any state unless it shall have given the Collateral Agent thirty (30) days prior written notice thereof, executed and delivered to the Collateral Agent all financing statements and financing statement amendments which the Collateral Agent may request in connection therewith and, if requested by the Collateral Agent, delivered an opinion of counsel with respect
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thereto in accordance with Section 4(a)(viii) hereof.  Each Grantor agrees not to change the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless such Grantor shall have given the Collateral Agent thirty (30) days prior written notice of such change of location, executed and delivered to the Collateral Agent all financing statements and financing statement amendments which the Collateral Agent may request in connection therewith and, if requested by the Collateral Agent, delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii) hereof; provided, however, that such Grantor may keep Inventory at, or in transit to, any location described in the Perfection Certificate. Each Grantor agrees not to, in any event, change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (ii) Each Grantor agrees not to change its name, identity or corporate or partnership structure in any manner unless it shall have given the Collateral Agent thirty (30) days prior written notice thereof, executed and delivered to the Collateral Agent all financing statements and financing statement amendments which the Collateral Agent may request in connection therewith and, if requested by the Collateral Agent, delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii) hereof.

          (iii) Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary, or that the Collateral Agent may reasonably request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. Prior to the irrevocable payment in full of the Secured Obligations, each Grantor hereby authorizes the Collateral Agent to execute and file financing statements, financing statement amendments or continuation statements without such Grantor's signature appearing thereon. Each Grantor agrees that a photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Each Grantor shall pay the costs of, or incidental to, any recording or filing of the Financing Statements and any other financing statements, financing statement amendments or continuation statements concerning the Collateral.
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          (iv) If any Collateral exceeding in value $100,000 in the
aggregate is at any time in the possession or control of any warehouseman, bailee, or any Grantor's agents or processors, such Grantor shall notify in writing such warehouseman, bailee, agent or processor of the Security Interests created hereby, shall use its best efforts to obtain such warehouseman's, bailee's, agent's or processor's agreement in writing to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions, and shall use its best efforts to cause such warehouseman, bailee, agent or processor to issue and deliver to the Collateral Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Collateral Agent's name and in form and substance reasonably acceptable to the Collateral Agent; provided that this subparagraph shall not apply to live chicken or live turkey Inventory located with Approved Contract Growers.

          (v) If any Collateral exceeding in value $50,000 in the aggregate is at any time in the possession or control of any consignee (other than another Grantor), such Grantor shall notify in writing such consignee of the Security Interests created hereby, shall use its best efforts to obtain such consignee's agreement in writing to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions, and shall use its best efforts to cause such consignee to issue and deliver to the Collateral Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Collateral Agent's name and in form and substance reasonably acceptable to the Collateral Agent. Further, such Grantor shall perfect and protect such Grantor's ownership interests in all Inventory stored with a consignee (other than another Grantor) against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect the Grantor's interests in such inventory under Section 2-326, Section 9-114 and
Section 9-408 of the UCC or otherwise. All such financing statements filed pursuant to this Section 4(a)(v) shall be assigned, on the face thereof, to the Collateral Agent, for the ratable benefit of itself and the Secured Parties.

          (vi) Each Grantor shall bear the full risk of any loss of any nature whatsoever with respect to its respective Collateral. At such Grantor's own cost and expense in amounts and with carriers reasonably acceptable to the Collateral Agent, each Grantor shall (a) keep all its insurable properties and properties in which such Grantor has an interest insured against the hazards of fire, flood, those
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hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Grantor including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Grantor insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Grantor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Grantor is engaged in business; (e) furnish the Collateral Agent with (i) copies of all policies (or binders) and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to the Collateral Agent, naming the Collateral Agent as a co-insured and loss payee, as applicable, on behalf of itself and the Secured Parties with respect to all insurance coverage referred to in clauses (a) and (b) above, and providing (A) that all proceeds thereunder shall be payable to the Collateral Agent, on behalf of itself and the Secured Parties, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy absent the Collateral Agent receiving sixty
(60) days prior written notice of such act or neglect from such Grantor's insurance company, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is sent to the Collateral
Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by the Collateral Agent and such Grantor to make payment for such loss under clauses (a) and (b) above to the Collateral Agent, on behalf of itself and the Secured Parties, and not to such Grantor and the Collateral Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to such Grantor and the Collateral Agent jointly, the Collateral Agent may endorse such Grantor's name thereon and do such other things as the Collateral Agent may deem advisable to reduce the same to cash. At any time following the occurrence of an Event of Default, the Collateral Agent is hereby authorized in its good faith discretion to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b). Any insurance proceeds shall be applied first to the payment of all costs and expenses incurred by the Collateral
Agent, if any, in obtaining such proceeds. The balance of the proceeds, if any, shall be applied (1) if the Collateral Agent determines in its reasonable judgment that (A) the proceeds together with such other sums as the applicable Grantor shall deposit with the Collateral Agent to pay the costs of restoration, repair or replacement of the applicable Collateral or such portion thereof which may have been altered, damaged or destroyed, are sufficient to pay such costs in full, (B) no Event of Default shall have occurred and be continuing under the Credit Agreements or any of them, (C) following completion of such restoration, repair or replacement, the applicable Collateral will be equal in value and economic viability to its status prior to such casualty, (D) such restoration, repair or replacement can be completed on or prior to the maturity of the Secured
Obligations or any portion thereof, and (E) the applicable Grantor will have sufficient income pending the completion of such restoration, repair or replacement to pay all debt service due the Collateral Agent and the Secured Parties with respect to the Secured Obligations, toward restoring, repairing or replacing the applicable Collateral or such portion thereof which may have been altered, damaged or destroyed, on the same or similar conditions and requirements as are customarily required for construction loans made by the Collateral Agent, or (2) otherwise, to the repayment of the Secured Obligations to be applied in the order and manner set forth in section 7 of the Intercreditor Agreement. Notwithstanding anything to the contrary contained in this subparagraph (vi), provided that no Event of Default shall have occurred, the Collateral Agent shall not restrict the Borrower's use of insurance proceeds related to any single loss which, in any individual instance does not exceed $250,000 (the "De Minimis Proceeds"), and such De Minimis Proceeds shall be made available to the Borrower in the same way as other cash collections upon receipt thereof by the Collateral Agent.

          (vii) Each Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence the Collateral Agent may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Collateral Agent to enforce the provisions of this Agreement.

          (viii) If requested by the Collateral Agent or the Required Secured Parties, prior to each date on which any Grantor proposes to take any action contemplated by Section 4(a)(i) or Section 4(a)(ii) hereof, such Grantor shall, at its cost and expense, cause to be delivered to the Collateral Agent and the Secured Parties an opinion of counsel, in form and content reasonably satisfactory to the Collateral Agent.

          (ix) Each Grantor will comply with all Applicable Laws applicable to the Collateral or any part thereof or to the operation of such Grantor's business, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

          (x) Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (A) the validity thereof is being contested in good faith by appropriate proceedings, (B) such proceedings have resulted in the stay or prohibition of the enforcement of any sale, forfeiture or Lien on any of the Collateral or any interest therein and such stay or prohibition is currently in effect and such charge is adequately reserved against on such Grantor's books in accordance with GAAP.

          (xi) Except as authorized in the Credit Agreements, no Grantor shall:

               (A) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except in the ordinary course of its business; or

               (B) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person or entity.

(b)  Accounts, Etc.

          (i) Each Grantor shall use all reasonable efforts to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and to apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorney's fees), of collection of Accounts incurred by such Grantor or, if applicable, the Collateral Agent shall be borne by such Grantor.

          (ii) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may notify (and each Grantor hereby authorizes the Collateral Agent so to notify) each Account Debtor in respect of any Account that such Account has been assigned to the Collateral Agent hereunder and that any payments due or to become due in respect of such Account are to be made directly to the Collateral Agent or its designee. Each Grantor hereby appoints the Collateral Agent as its lawful attorney-in-fact to do, at the Collateral Agent's option and at the Grantor's expense and liability, all acts and things which the Collateral Agent may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation, upon the occurrence of an Event of Default, to communicate with Account Debtors and other third parties for the purpose of collecting, protecting, or preserving any Account or any other Collateral and, in the Grantor's or the Collateral Agent's name, to receive and endorse any checks or other items to be presented for payment with respect to any Account.

          (iii) Each Grantor will perform and comply in all material respects with all of its obligations in respect of Accounts and General Intangibles and the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations.

          (iv) No Grantor will (A) amend, modify, terminate or waive any material provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral, except with respect to such Accounts with any single Account debtor which, in the aggregate, do not exceed $25,000 in any Fiscal Year, (B) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination), except with respect to such Accounts with any single Account debtor which, in the aggregate, do not exceed $15,000 in any Fiscal Year, (the Aggregate Amount of the Accounts excepted from Section 4(b)(iv)(A) and (B) shall not exceed $100,000 in any Fiscal Year), or (C) fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account with a face amount in excess of $100,000.

          (v) Each Grantor agrees that the Collateral Agent, at any time and from time to time, may confirm orders or verify any and all of such Grantor's Accounts in the Collateral Agent's name, or in any fictitious name used by the Collateral Agent for verifications, or through any public accountants.

          (vi) At such intervals as the Collateral Agent shall require, the Grantor shall deliver to the Secured Party copies of purchase orders, invoices, contracts, shipping and delivery receipts and any other documents or instrument which evidence or give rise to an Account.

(c)  Inventory, Etc.

          (i) At the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent a Schedule of Inventory. Unless otherwise indicated in writing by such Grantor or as otherwise disclosed in the Credit Agreements, each Schedule of Inventory delivered by any Grantor to the Collateral Agent shall constitute a representation with respect to the Inventory listed thereon or referred to therein that: (A) all such Inventory is located at places of business listed in the Perfection Certificate or as to which the applicable Grantor has complied with the provisions of Section 4(a)(i) hereof or on the premises identified on the then current Schedule of Inventory or is Inventory in transit from one such location to another such location and the period of transit is less than 10 days; (B) no such Inventory is subject to any Lien whatsoever other than in favor of the Collateral Agent and the Secured Parties as conveyed herein;
(C) except for Inventory located with Approved Contract Growers, no such Inventory in aggregate value exceeding $50,000 at any time is, nor shall at any time or times be, kept, stored or maintained with a bailee, warehouseman, carrier or similar party (other than a carrier delivering Inventory to a purchaser in the ordinary course of such Grantor's business) unless the Required Secured Parties have given their prior written consent and such Grantor has complied with the provisions of Section 4(a)(iv) hereof.

          (ii) If at any time during the term of this Agreement, any Inventory is placed by any Grantor on consignment with any consignee, such Grantor shall, prior to the delivery of any such consigned
Inventory: (A) provide the Collateral Agent with all consignment agreements and other instruments and documentation to be used in connection with such consignment, all of which agreements, instruments and documentation shall be reasonably acceptable in form and substance to the Collateral Agent; (B) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the consignee as debtor, the Grantor as secured party and the Collateral Agent as assignee of secured party; (C) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the Grantor as debtor and the Collateral Agent as secured party; (D) after all financing statements referred to in clauses (B) and (C) above shall have been filed, conduct a search of all filings made against the consignee in all jurisdictions in which the Inventory to be consigned is to be located while on consignment, and deliver to the Collateral Agent copies of the results of all such searches; (E) notify, in writing, all creditors of the consignee which would be holders of security interests in the Inventory to be consigned that the Grantor expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type, and (F) if requested by the Collateral Agent, deliver an opinion of counsel to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests and priority thereof against all creditors of and purchasers of the Grantor and such consignee have been filed in each filing office necessary or desirable for such purposes and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(d) Equipment, Etc. Except as otherwise provided in the Credit Agreements, each Grantor will maintain each item of Equipment in the same condition, repair and working order as when acquired, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will as quickly as practicable provide all maintenance, service and repairs necessary for such purpose and will promptly furnish to the Collateral Agent a statement respecting any material loss or damage to any of the Equipment, to the extent such loss or damage constitutes a Material Adverse Change (as defined in the Credit Agreements) in the Borrower, taken as a whole.

(e) Vehicles. As of the Closing Date, each Grantor shall deliver to the Collateral Agent with a copy for each Secured Party a Schedule of Vehicles together with the original certificate of title for each Vehicle. Each Grantor will maintain each Vehicle in good operating condition ordinary wear and tear excepted, and will provide all maintenance, service and repairs necessary for such purpose. As of the Closing Date, all applications for certificates of title or ownership indicating the Collateral Agent's first priority Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction where necessary to perfect the Collateral Agent's Liens on the Vehicles. Each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable Grantor in accordance with Applicable Law to reflect the ownership interest of such Grantor.

     (f) Farm Products. Except as promptly disclosed to the Collateral Agent from time to time in writing, the Grantors shall maintain all Farm Products in good and merchantable quality, free from any diseases and other defects which would render such Farm Products
unmerchantable.   The Grantors will keep correct and accurate records
itemizing and describing the kind, type, quality, quantity, and location of Farm Products, the Grantor's cost therefor, the selling price thereof, daily withdrawals therefrom, and additions thereto.

     (g) Indemnification. Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties, harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, complying with any Applicable Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement (except to the extent any such liabilities, costs and expenses result from the gross negligence or willful misconduct of the Collateral Agent or Secured Parties). In any suit, proceeding or action brought by the Collateral Agent under any Account for any sum owing thereunder, or to enforce any provisions of any Account, each Grantor will save, indemnify and keep the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Account Debtor or any other obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Account Debtor or obligor or its successors from such Grantor (except to the extent any such expense, loss or damage results from the gross negligence or willful misconduct of the Collateral Agent or Secured Parties). The obligations of each Grantor under this Section 4(g) shall survive the termination of the other provisions of this Agreement.

     (h) Grower Inventory. To the extent that the Grantor maintains Inventory with any Approved Contract Grower, grower, or any other Person pursuant to a grower contract or otherwise, the Grantor will take all steps necessary to preserve and maintain the security interests of the Secured Parties in such Inventory, and to preserve and maintain the ownership interest of the Grantor in such Inventory.

     SECTION 5. Reporting and Record Keeping. Each Grantor respectively covenants and agrees with the Collateral Agent and the Secured Parties that from and after the date of this Agreement and until all Secured Obligations have been fully satisfied:

     (a) Maintenance of Records Generally. Such Grantor will keep and maintain at its own cost and expense complete and accurate records of the Collateral, including, without limitation, record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. All chattel paper given to such Grantor with respect to any Accounts will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of First Union National Bank, as Collateral Agent."

     (b) Further Identification of Collateral. Such Grantor will, if so requested by the Collateral Agent, furnish to the Collateral Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     (c) Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien or claim made or asserted against any material portion of the Collateral, (ii) of any material adverse change in the composition of the Collateral, and
(iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Collateral or on the validity, perfection or priority of the Security Interests.

     SECTION 6.  General Authority.

     (a) Each Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at such Grantor's expense, to exercise, at any time from time to time all or any of the following powers:

          (i) to file the Financing Statements and any financing statements, financing statement amendments and continuation statements necessary, appropriate or convenient to maintain the rights and benefits of the Collateral Agent and/or the Secured Parties under this Agreement and/or the Credit Agreements including, without limitation, the benefits of Sections 4(a)(i), 4(a)(ii) and 4(a)(iii) of this Agreement,

          (ii) at any time following the occurrence of an Event of Default, to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,

          (iii) at any time following the occurrence of an Event of Default, to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,

          (iv) at any time following the occurrence of an Event of Default, to sell, transfer, assign or otherwise deal in or with the Collateral and the Proceeds thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

          (v) at any time following the occurrence of an Event of Default, to extend the time of payment and to make any allowance and other adjustments with reference to the Collateral.


     (b) Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (c) Each Grantor also authorizes the Collateral Agent at any time and from time to time, to execute, in connection with the sale provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     SECTION 7. Remedies Upon Event of Default. If any Event of Default has occurred and is continuing, the Collateral Agent may exercise on behalf of itself and the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without limitation, the Collateral Agent may exercise the following rights and remedies, which rights and remedies are cumulative and are in addition to any rights and remedies available to the Collateral Agent under the Credit Agreements or any other Transaction Document.

     (a) The Collateral Agent may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor will execute and deliver such documents and take such other action as the Collateral Agent deems reasonably necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold (without warranty). Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Grantor. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice of such sale shall be given to the applicable Grantor ten (10) Business Days prior to such sale (or one (1) day notice by telephone with respect to Collateral that is perishable or threatens to decline rapidly in value and for Collateral which is marketable securities) and (A) in case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the

Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the sale to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall, under all circumstances, remain liable for any deficiency.

     (b) The Collateral Agent may, without notice to any of the Grantors, and is specifically authorized hereby to set off against and apply to the then unpaid balance of the Secured Obligations any items or funds of any of the Grantors held by the Collateral Agent, any of the Secured Parties or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of any Grantor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by any Grantor for its or their own account with the Collateral Agent, any of the Secured Parties or any Affiliate, and any other indebtedness at any time held or owing by the Collateral Agent, any of the Secured Parties or any Affiliate to or for the credit or the account of any Grantor, even if effecting such setoff results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Collateral Agent shall have, and each of the Grantors hereby grants to the Collateral Agent, for the ratable benefit of itself and the Secured Parties, a first lien on and continuing security interest in such deposits, property, funds, and accounts, and the proceeds thereof. Each of the Grantors further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Collateral Agent, and without notice to the Grantors, to turn over to the Collateral Agent any property of any of the Grantors, including, without limitation, funds and securities held by the Affiliate for the account of any of the Grantors, and to debit any deposit account maintained by any of the Grantors with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Collateral Agent up to the amount of the Secured Obligations, and to pay or transfer such amount or property to the Collateral Agent for application to the Secured Obligations.

     (c) The Collateral Agent may retain the Collateral in full or partial satisfaction of the Secured Obligations, as permitted by applicable law.

     (d) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may (i) require each Grantor to, and each Grantor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent's opinion, reasonably convenient to the Collateral Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located and, without charge or liability to the Collateral Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trade name or technical process used by such Grantor.

     SECTION 8. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and the Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

     SECTION 9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent in accordance with the Intercreditor Agreement.

     SECTION 10. Expenses. In the event that any Grantor fails to comply with the provisions of the this Agreement or any other Transaction Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, the Collateral Agent may, but shall not be required to, upon reasonable prior notice to such Grantor, effect such compliance on behalf of such Grantor, and such Grantor shall reimburse the Collateral Agent for the costs thereof on demand. All insurance expenses and all reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other Governmental Authority on any of the Collateral, or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantors; and if any Grantor fails promptly to pay any portion thereof when due, the Collateral Agent or any Secured Party may, at its option, but shall not be required to, pay the same and charge such Grantor's account therefor, and such Grantor agrees to reimburse, the Collateral Agent or such Secured Party therefor on demand. All sums so paid or incurred by the Collateral Agent or any Secured Party for any of the foregoing and any and all other sums for which any Grantor may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Collateral Agent or any Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies thereon shall be payable by the Grantors on demand and shall bear interest (after as well as before judgment) until paid at the rate then applicable to Base Rate Loans under the Bank Credit Agreements or the applicable interest rate under the Note Agreement, as the case may be, and shall be additional Secured Obligations hereunder.

     SECTION 11.  Concerning the Collateral Agent.  The provisions of
Article XII of each of the Bank Credit Agreements shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon the parties to the Bank Credit Agreements in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

     (a) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Collateral Agent may request instructions from the Secured Parties and shall act or refrain from acting in accordance with written instructions from the Required Secured Parties (or, when expressly required by this Agreement or the Intercreditor Agreement, all the Secured Parties) or, in the absence of such instructions, in accordance with its discretion.

     (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Grantor.

     SECTION 12. Appointment of Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to effectuate any provision of the Transaction Documents, the Collateral Agent may appoint another bank or trust company or one or more other Persons, either to act as collateral agent or agents, jointly with the Collateral Agent or separately, on behalf of the Collateral Agent and the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such collateral agent similar to the provisions of Section 11 hereof).

     SECTION 13. Notices. All notices, communications and distributions hereunder shall be given or made in accordance with the Intercreditor Agreement.

     SECTION 14. Waivers, Non-Exclusive Remedies. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to any right under the Credit Agreements, this Agreement or any other Transaction Document shall operate as a waiver thereof or hereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right under the Credit Agreement, this Agreement or any other Transaction Document preclude any other or further exercise thereof, and the exercise of any rights in this Agreement, the Credit Agreements and the other Transaction Documents are cumulative and are not exclusive of any other remedies provided by law. This Agreement is both a Loan Document executed pursuant to the Bank Credit Agreements and a Transaction Document under the Intercreditor Agreement.

     SECTION 15. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on each Grantor and its successor and assigns; provided, however, that such Grantor may not assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

     SECTION 16. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each Grantor and the Collateral Agent with the consent of the Required Secured Parties (or, when expressly required by this Agreement, the Intercreditor Agreement, or the Credit Agreements, all of the Secured Parties).

     SECTION 17. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     SECTION 18. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without reference to the conflicts or choice of law principles thereof, except that matters involving perfection of security interests in the Collateral shall be governed by the applicable provisions of the UCC depending upon the location of the Collateral.

     SECTION 19. Consent to Jurisdiction. Each Grantor hereby irrevocably consents to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York - County of New York, in any action, claim or other proceeding arising out of or any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Each Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Collateral Agent or any Secured Party in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, with respect to the Bank Lenders, in the manner provided in Sections 13.1 of the Bank Credit Agreements, and with respect to the Note Lenders, in the manner provided in the Note Agreement, as applicable. Nothing in this Section 19 shall affect the right of the Collateral Agent or any Secured Party to serve legal process in any other manner permitted by Applicable Law or affect the right of the Collateral Agent or any

Secured Party to bring any action or proceeding against any Grantor or its properties in the courts of any other jurisdictions.

     SECTION 20.  Waiver of Jury Trial; Waiver of Certain Damages.

     (a) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COLLATERAL AGENT, EACH SECURED PARTY AND EACH GRANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING, OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (b) Waiver of Certain Damages. The Grantors and the Collateral Agent on behalf of itself and the Secured Parties agree that they shall not have a remedy of punitive or exemplary damages against the other in any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement ("Dispute") and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     SECTION 21. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of he Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 22. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     SECTION 23. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


                              WLR FOODS, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President


                              CASSCO ICE & COLD STORAGE, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President


                              WAMPLER FOODS, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Treasurer


                              WAMPLER SUPPLY COMPANY, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President

                              VALLEY RAIL SERVICE, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President


                              FIRST UNION NATIONAL BANK,
                              as Collateral Agent for itself and
                              the Secured Parties

                              By:__/S/ Julie Bouhuys__
                                   Julie Bouhuys
                                   Senior Vice President

                              EXHIBIT "A"

                        Perfection Certificate

     The undersigned, WLR Roods, Inc., a Virginia corporation (the "Company"), hereby represents and warrants to First Union National Bank, successor to First Union National Bank of Virginia, a national banking association, as Collateral Agent (the "Collateral Agent"), for the ratable benefit of itself and the financial institutions (collectively, the "Secured Parties") as are, or may from time to time become, parties to the Credit Agreements (as defined in the attached Security Agreement), and its successors and assigns that the following information is true, accurate and complete:

     (i)  Names.

          a) The exact corporate name of the Company as it appears in its Certificate or Articles of Incorporation is as follows:

               WLR Foods, Inc.

          b) The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other unincorporated business unites during the past five
(5) years:__None________________________________________________
________________________________________________________________.

          (c) The following are the names of all corporations which have been merged into the Company during the past five (5)
years:__None___________________________________________________
_______________________________________________________________.

          (d) The following are the names and addresses of all entities from whom the Company has acquired any personal property during the past five (5) years, other than entities that in the ordinary course of business sell the type of personal property acquired from such entity, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.)

                                        Date of        Type of
Name           Address                  Acquisition    Property

None


     (ii) Current Locations.

          (a) The chief executive office of the Company is located at the following address:

Name of
City or             Mailing
Location            Address        County         State

Timberville         PO Box 7000    Rockingham     Virginia
                    Broadway, VA
                    22815-7000


          (b) The following are the locations in the United States of America where the Company maintains any books or records relating to any of its accounts receivable:

Name of
City or             Mailing
Location            Address        County         State

None


          (c) The following are all of the locations in the United States of America where the Company maintains any equipment, fixtures or inventory:

Name of
City or        Mailing                            Record Owner
Location       Address        County    State     of Real Estate

None


          (d)  The following are all the locations in the United
States of American where the Company owns, leases, or occupies any realty:

Name of
City or        Mailing                            Record Owner
Location       Address        County    State     of Real Estate

None


          (e) The following are the names and address of all consignees of the Company:

Name      Street Address      County         State

None

          (f) The following are the names and addresses of all warehouseman or bailees who have possession of any of the Company's inventory:

                                        Are
                                        Documents If So,
          Street                        of Title  Are They
Name      Address   County    State     Issued?   Negotiable?

None


     (iii)     Special Types of Collateral.

          (a) The following are all of the trademarks or trademark applications of the Company, together with the trademark numbers and dates of registration with the U.S. Patent and Trademark Office, if applicable:

                                             If Foreign
                                             Trademark -
Trademark      Number         Date           What Country?

None


          (b) The following are all of the patents or patent applications of the Company, together with the patent numbers, names of inventors and dates of registration with the U.S. Patent and Trademark Office, if applicable:

                                             If Foreign
                                             Patent -
Patents        Number         Date           What Country?

None


          (c) The following are all of the copyrights or copyright applications of the Company, together with the patent numbers, names of inventors and dates of registration with the U.S. Copyright Office, if applicable:

                                             If Foreign
                                             Copyright -
Copyright      Number         Date           What Country?

None

          (d)  The Company owns the following kinds of assets:

     Motor Vehicles           -    Yes __X__ No _____
     Aircraft                 -    Yes _____ No __X__
     Vessels, Boats or Ships  -    Yes _____ No __X__
     Railroad Rolling Stock   -    Yes _____ No __X__






                                   WLR Foods, Inc.



Dated as of: February 25, 1998     By:__/S/ Robert T. Ritter__
                                   Name:  Robert T. Ritter
                                   Title: Vice President

                   SCHEDULE 3(g)-Disclosure of Liens
                         Original            Current
Company   Debt           Amount    Maturity  Balance1  Security

A. Wampler Foods, Inc.

Pennsylvania Industrial                                Real
Development Authority    995,000    2005     574,917   Estate and
                                                       Equipment
                                                       at New
                                                       Oxford, Pa
Farmers Bank and Trust
Co. of Hanover           1,300,000 2004      900,678   Real
                                                       Estate and
                                                       Equipment
                                                       at New
                                                       Oxford, Pa

Bank of Hanover &
Trust Company (2 notes)
$1.5M + $0.3M            1,800,000 2002      441,667   Real
                                                       Estate at
                                                       New
                                                       Oxford, Pa

Huffman's Old Car Farm   200,000   2000      77,510    Real
                                                       Estate at
                                                       Rockingham
                                                       County, Va


B. Cassco Ice & Cold Storage, Inc.

Crestar Mortgage
Harrisonburg Revenue
Bond                     1,200,000 2001      451,777   Real
                                                       Estate and
                                                       Equipment at
                                                       Harrisonburg,
                                                       Inc.
                                                       Receivables

NationsBank of
South Carolina, N.A.     3,400,000 2003      2,202,920 Real Estate and
                                                       Equipment at
                                                       Marshville, NC

Harry Anderson           255,000   2004      104,000   Real
                                                       Estate at
                                                       City of
                                                       Radford, Va


C. Wampler Supply Company, Inc.

None


D. WLR Foods, Inc.

None


E. Valley Rail Service, Inc.

None


F. All those liens evidenced by UCC-1 financing statements, as the same may be amended from time to time, filed at such times and in such jurisdictions as fully set forth in Exhibit "A" to Schedules 10.3(f) of the Credit Agreements, which is attached thereto and incorporated therein by reference, which is to be attached post-closing.

G. All those liens evidenced by those certain Title Commitments as set forth in Exhibit "B" to Schedules 10.3(f) of the Credit Agreements, which is attached thereto and incorporated therein by reference, which is to be attached post-closing.


1  As of December 27, 1997.

                SCHEDULE 4(c)(i)-Schedule of Inventory

             To be delivered by the Borrower post-closing.

                 SCHEDULE 4(e) - Schedule of Vehicles

              Schedule 4(e) begins on the following page.